EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form Number	Registration Statement Number	Description
Form S-8	333-112831	Extreme Networks, Inc. Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan

Form S-8	333-105767	Extreme Networks, Inc. Amended 1996 Stock Option Plan

Form S-8	333-76798	Extreme Networks, Inc. Amended 1996 Stock Option Plan

Form S-8	333-65636	Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan

Form S-8	333-58634	Extreme Networks, Inc. Individual Option Agreements Granted Under the Webstacks, Inc. 2000 Stock Option Plan and Assumed by Extreme Networks, Inc.

Form S-8	333-55644	Extreme Networks, Inc. Individual Option Agreements Granted Under the Optranet, Inc. 2000 Option Plan and Assumed by Extreme Networks, Inc.

Form S-8	333-54278	Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Nonstatutory Stock Option Plan

Form S-8	333-131705	Extreme Networks, Inc. 2005 Equity Incentive Plan and 1999 Employee Stock Purchase Plan

Form S-8	333-83729	Extreme Networks, Inc. Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan

of our reports dated August 20, 2010, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of Extreme Networks Inc. for the year ended June 27, 2010.

/s/ Ernst & Young LLP

San Francisco, California

August 20, 2010